Exhibit 99.2

AMES NATIONAL CORPORATION

Ames, Iowa

November 14, 2012

MANAGEMENT INCENTIVE COMPENSATION PLAN

PURPOSE:  In the belief that properly motivated and compensated senior officers of Ames National Corporation (the "Company") or its affiliate banks (a "Bank") can be encouraged to produce superior results, this Management Incentive Compensation Plan (the "Plan") outlines a performance formula to guide the Company Compensation Committee and Bank Personnel Committees in making their recommendations to the Company Board or the Bank Board, as applicable, with respect to Deferred Salary and Performance Awards to be granted to a limited number of Senior Officer Participants.  Capitalized terms used in this Plan, unless defined when first used, shall have the definitions given to such terms in Attachment 1 hereto.

PLAN: A portion of the Annual Salary of each Senior Officer Participant, referred to herein as "Deferred Salary", will be deferred each six months until earned or forfeited based on Bank performance as more fully described in Attachment 2 hereto.   The Deferred Salary may be increased or decreased based on Bank performance.   In addition, Performance Awards may be granted to a Senior Officer Participant.  Details are outlined in the following attachments:

1.	Definitions

2.	Deferred Salary

3.	Plan Formula

4.	Threshold, Cap and Floor Levels

5.	Company Senior Officers

CONCLUSION:  While this Plan attempts to capture the significant features bearing on the recommendations which a Committee is called upon to make, it is, however, only a guide and nothing contained herein shall constitute a right or privilege of any Senior Officer Participant or other personnel.  Each Committee reserves the right to consider other factors, which it deems pertinent, in making compensation recommendations with respect to the Senior Officer Participants for which it is responsible.  Nevertheless, the incentives in this Plan are a strong motivation for the Senior Officer Participants to increase earnings and enhance shareholder value.

Attachment 1

DEFINITIONS

ADJUSTED NET INCOME  is determined as follows:
Net Income of a Bank
Plus	Provision for loan losses (less negative provisions)
Plus	Off balance sheet provision for loan losses (less negative provisions)
Less	Net charge-offs (plus net recoveries)
=	Adjusted Net Income

ADJUSTED R.O.A. is the Adjusted Net Income of a Bank as described above divided by Average Assets of the Bank on an annualized basis.   This corresponds to the Adjusted Net Operating Income on page one of the Uniform Bank Performance Report.  That report also includes a line reflecting the influence of Sub Chapter S banks.

ANNUAL SALARY means the total salary to be paid to a Senior Officer Participant as divided between base salary and Deferred Salary.

AVERAGE ASSETS are the daily average assets of a Bank for the two preceding calendar quarters.

AWARD is the amount to be allocated to the Senior Officer Participants as authorized by the Board on the recommendation of its respective Committee.

AWARD PERCENTAGE ALLOCATION is the percentage of the Performance Award to be allocated to a Senior Officer Participant as authorized by the Board on the recommendation of its respective Committee.  The Award Percentage Allocation is also used in determining Deferred Salary.  The maximum Award Percentage Allocation for any Senior Officer Participant is 40%.

BANK BOARD means the Board of Directors of a Bank.

BANK PERSONNEL COMMITTEE means the Personnel Committee of a Bank Board.

BOARD means either the Company Board with respect to Senior Officer Participants who are employees of the Company or a Bank Board with respect to Senior Officer Participants who are employees of a particular Bank.

COMMITTEE means either the Company Compensation Committee with respect to Senior Officer Participants who are employees of the Company or a Bank Personnel Committee with respect to Senior Officer Participants who are employees of a particular Bank.

COMPANY BOARD means the Board of Directors of the Company.

COMPANY COMPENSATION COMMITTEE means the Compensation Committee of the Company Board.

PERFORMANCE AWARD is the amount to be allocated to the Senior Officer Participants of the Company or a Bank, as applicable, as authorized by the Board on the recommendation of its respective Committee.

SENIOR OFFICER PARTICIPANTS are those key senior officers (designed by each Board based on the recommendation of its respective Committee) who have been given an Award Percentage Allocation and who accept the Deferred Salary arrangement established under this Plan.   The Senior Officer Participants at a Bank, will normally include senior officers whose decisions directly influence operating results.  The Senior Officer Participants at the Company will normally include the Chief Executive Officer and Chief Financial Officer of the Company and other key members of the Company's management team whose decisions directly influence operating results.

Attachment 2

DEFERRED SALARY

A portion of the Annual Salary of each Senior Officer Participant shall be deferred (withheld) until earned or forfeited based on Bank performance.  The amount to be deferred will be determined annually in November at the same time as the Annual Salary and Award Percentage Allocation is established for each Senior Officer Participant.  The Deferred Salary will be an amount equal to $100 for each million dollars in Average Assets of the Bank multiplied by the Award Percentage Allocation established  for the Senior Officer Participant for the new year.

Example	Example
The Average Assets of the Bank for the most recent two quarters ending September 30th are $350 million.  The Award Percentage Allocation for the Senior Officer Participant is 20%.  The Deferred Salary is $100 x 350 x .20 or $7,000.

The Average Assets of a Bank for the most recent two quarters ending September 30th are $100 million.  The Award Percentage Allocation for the Senior Officer Participant is 30%.  The Deferred Salary is $100 x 100 x .30 or $3,000.

Monthly salary is the Annual Salary less the Deferred Salary divided by 12.  One-half of the Deferred Salary will be paid, if earned, on June 15 and December 15 when entitled to Deferred Salary, based on actual Bank performance, has been determined for the preceding two calendar quarters.

Attachment 3

PLAN FORMULA

Each Committee will forward recommendations to its respective Board for payment of Deferred Salaries and Performance Awards to its Senior Officer Participants so that authorized payments may be made by June 15 and December 15.   The recommendations will be based on Bank performance during the two preceding calendar quarters.   The Plan formula provides for a Performance Award up to 10% of the difference between the actual Adjusted Net Income of a Bank for the two calendar quarters (not to exceed the Cap or Floor) and the Adjusted Net Income at the Threshold Level R.O.A.  If the final amount is positive (i.e., the actual Adjusted Net Income is greater than Adjusted Net Income at the Threshold Level R.O.A.), all Deferred Salary will be earned and a Performance Award will be paid out.  If the final amount is negative (i.e. the actual Adjusted Net Income is less than Adjusted Net Income at the Threshold Level R.O.A.), there will be a deduction from the Deferred Salary and no Performance Award will be paid out.   The formula is as follows:

1.	Actual Adjusted Net Income, but not to exceed the Cap or Floor Level for the two preceding calendar quarters.	$

2.	Adjusted Net Income at the Threshold Level R.O.A. for the same amount of Average Assets.	$

3.	Subtract the amount on Line 2 from the amount on Line 1.	$

4.	The total Performance Award to be allocated to the Senior Officer Participants is 10% of the amount on the Line 3.	$

The Performance Award to be paid to each Senior Officer Participant is determined by multiplying the total Performance Award (Line 4) by the Award Percentage Allocation established for Senior Officer Participant.

Attachment 4

THRESHOLD, CAP AND FLOOR LEVELS

The report of the Committee to the Board each November shall include a recommendation for the Plan criteria applicable to each Bank for the next calendar year.

1.
The Threshold Level R.O.A. will be based upon the Committee’s recommendation from reviewing information in the Uniform Bank Performance Report with emphasis on the Peer Group data on page 1 (Summary Ratios), but also considers the Iowa Average (last page).  The Adjusted Net Income on page 1, which may be adjusted to reflect the influence of Subchapter S banks, provides a significant Peer Group R.O.A. comparison ratio.   The Company and its Banks are expected to achieve results above the Peer Group Adjusted R.O.A.

2.	The Cap Level or ceiling represents a prudent upper limit that may be exceeded, but no benefit would accrue to the Senior Officer Participants for earnings above the Cap Level.

3.	The Floor Level will normally have the same deviation below the Threshold Level as the Cap Level is above it.

4.
The Floor Level will normally have the same deviation below the Threshold Level as the Cap Level is above it.  The Floor, Threshold and Cap Levels for the second half of 2012 (presented as an example) are reflected below and will be reviewed by each Committee for each six month period ending March 31st and September 30th.

	BANK R.O.A. LEVELS

	BBT	FNB	RSB	SBT	UBT
Floor Level	0.68%	0.68%	0.68%	0.68%	0.68%
Threshold Level	1.08%	1.08%	1.08%	1.08%	1.08%
Cap Level	1.48%	1.48%	1.48%	1.48%	1.48%

Attachment 5

COMPANY SENIOR OFFICERS

The calculation for determining Deferred Salary and Performance Awards for the Participating Senior Officers employed by the Company will be similar to that detailed in Attachments 1-4 with the following deviations:

1.
The Awards will be determined by aggregating the Awards established for each Bank as determined in Attachment 3 multiplied by the Participating Senior Officer's Award Percentage Allocation establish the amount of the semi-annual Award.

2.
The Performance Awards will be determined by aggregating the Performance Awards established for each Bank as determined in Attachment 3 multiplied by the Participating Senior Officer's Award Percentage Allocation ~~30%~~ to establish the amount of the semi-annual Performance Award.